                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS STRONG FIRST QUARTER RESULTS

     -    NET SALES RISE 37.1 PERCENT TO $135.4 MILLION FOR THE FIRST QUARTER OF
          2006


     - DILUTED EARNINGS PER SHARE INCREASED TO 58 CENTS FOR THE FIRST QUARTER OF 2006 COMPARED WITH 15 CENTS IN THE FIRST QUARTER OF 2005


     - SECOND QUARTER DILUTED EARNINGS PER SHARE EXPECTED TO INCREASE TO 60 TO 63 CENTS COMPARED WITH 35 CENTS IN SECOND QUARTER 2005

     - FULL YEAR 2006 NET INCOME EXPECTED TO GROW 10 PERCENT TO $30-$31 MILLION, OR $1.90 TO $1.95 PER DILUTED SHARE

          CLEVELAND, Ohio, April 28, 2006 - Lamson & Sessions (NYSE:LMS) today announced net sales of $135.4 million for the first quarter of 2006, a record first quarter and an increase of 37.1 percent over the $98.8 million reported in the first quarter of 2005. Net sales improved by more than 10 percent in each of the Company's three business segments as sales order rates strengthened in its key end markets of residential, non-residential and telecom infrastructure construction.


          Net income for the first quarter of 2006 rose to $9.2 million, or 58 cents per diluted share, an increase of more than 300 percent compared with $2.2 million, or 15 cents per diluted share reported in the first quarter of 2005.


          "We are very encouraged by the broad base of continuing demand in our key end markets," said John B. Schulze, Chairman, President and Chief Executive Officer. "These market conditions confirm our expectations of an extended growth cycle for our products."


          The Company's gross margin improved to 22.9 percent of sales, which is more than 500 basis points better than the 17.2 percent reported in the first quarter of 2005. This improvement is primarily due to higher sales prices, increased unit volume and favorable product mix.



          Operating expenses increased to $15.0 million, or 11.1 percent of net sales, in the first quarter of 2006 compared with $11.4 million, or 11.5 percent of net sales, reported in the first quarter of 2005. The increased operating expense level in 2006 reflects higher variable selling and marketing costs generated by the higher net sales, and approximately $1.5 million in compensation costs associated with implementing FASB Statement No. 123(R), Share-Based Payment, which now requires all share-based payments to employees to be recognized as expense based upon their fair values. Since our 2006 awards were principally granted in the first quarter, the impact is significantly larger when compared with subsequent calendar quarters due to a requirement to use a non-substantive vesting approach (expensing at the grant date for all individuals eligible to retire).


          Interest expense decreased to $1.1 million in the first quarter of 2006, an improvement of more than 40 percent compared with the first quarter of 2005, reflecting the Company's lower debt level and reduced interest rates.

Business Segments


          All three of the Company's business segments had experienced net sales growth greater than 10 percent and were profitable in the first quarter of 2006, compared with the first quarter of 2005.


          The Carlon business segment reported net sales of $64.1 million, an increase of 35.7 percent compared with the $47.2 million reported in the first quarter of 2005. This significant growth reflects higher sales prices and improving sales order activity in electrical distribution and telecom infrastructure, augmented by market share gains in the gas collection market. Operating income more than doubled to $7.7 million in the first quarter of 2006 compared with the $3.6 million reported in the first quarter of 2005.


          The Lamson Home Products business segment reported net sales of $27.0 million in the first quarter of 2006, a 12.5 percent increase over the $24.0 million reported in the first quarter of 2005. The residential construction market, both for new homes and rehabilitation, continues to be resilient and underpins the growth of this business segment. Operating income totaled $2.6 million in the first quarter of 2006, a decline of 27.5 percent from the $3.5 million reported in the first quarter of 2005. Increased raw material costs were primarily responsible for the lower operating income level, but the impact should be mitigated in future quarters as this business segment has raised prices with all customers and expects to experience improved product mix.



          The PVC Pipe business segment reported net sales of $44.4 million in the first quarter of 2006, an increase of 60.6 percent over the $27.6 million reported in the first quarter of 2005. This business segment benefited from higher sales prices at the beginning of the quarter, which decreased progressively throughout the period as raw material costs for conduit products moderated and the supply of resin returned to normal. Unit volume decreased moderately from the prior year, due entirely to weather conditions on the West Coast. Operating income totaled $9.0 million in the first quarter of 2006 compared with a breakeven performance in the first quarter of 2005.



                                     2 of 8

Liquidity and Working Capital

          During the first quarter of 2006, the Company replenished inventory to appropriate levels now that raw material shortages have been resolved. As a result, inventory turns reached 7.0 times, which compares favorably with the 6.6 times reported in the first quarter of 2005, but less than the 9.1 turns achieved in the fourth quarter of 2005.

          Accounts receivable days outstanding were 47.1 days in the first quarter of 2006, relatively unchanged from the 46.9 days reported in the first quarter of 2005, but comparing favorably with the 50.9 days reported in the fourth quarter of 2005.

          Debt rose moderately in the first quarter of 2006, which is in line with the Company's plan, with additional working capital and capital expenditure funding needed to support the increased business activity. The Company's debt leverage continues to decrease due to the strong net earnings performance. The Company's debt capacity is adequate to meet the anticipated business growth and reinvestment expenditure commitments this year.

Outlook

          The breadth of sales order activity over most of the Company's key end markets has been encouraging throughout the first quarter of 2006. The seasonal strength of the second and third calendar quarters should also add support to our expectations for the remainder of 2006.

          With respect to the second quarter of 2006, the Company anticipates that net sales will range from $145 million to $150 million, a 17 to 21 percent increase over the second quarter of 2005. If this net sales level is achieved, net income should reach $9.5 million to $10.0 million, or 60 to 63 cents per diluted share. This earnings range represents a 70 to 80 percent increase over the 35 cents per diluted share reported in the second quarter of 2005.

          Consistent with numerous estimates of general U.S. growth for 2006, the Company anticipates that the second half of 2006 will not be as strong as the first half in its key end markets. As a result, the Company expects that net sales for the full year 2006 will grow at a rate of 10 to 12 percent to a range of $545 million to $555 million. If this net sales range is achieved and PVC Pipe margins decline only modestly, the Company estimates that net income could reach $30 million to $31 million, or $1.90 to $1.95 per diluted share, in 2006. This estimate represents an increase of more than 10 percent over the $27.4 million in net income, or $1.82 per diluted share, reported in 2005.


                                     3 of 8

Conference Call

          A live Internet broadcast of the Company's conference call regarding its first quarter 2006 financial performance can be accessed via the investor relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Friday, April 28, 2006.

          Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

          This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) the continued availability of raw materials and consistent electrical power supplies, (iv) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends and (v) any adverse change in the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557


                                     4 of 8

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              FIRST QUARTER ENDED
                                      -----------------------------------
                                        2006                2005
                                      --------            -------
NET SALES                             $135,401   100.0%   $98,792   100.0%
COST OF PRODUCTS SOLD                  104,418    77.1%    81,815    82.8%
                                      --------            -------
GROSS PROFIT                            30,983    22.9%    16,977    17.2%
SELLING AND MARKETING EXPENSES           8,747     6.5%     7,074     7.1%
GENERAL AND ADMINISTRATIVE EXPENSES      5,706     4.2%     3,812     3.9%
RESEARCH AND DEVELOPMENT                   585     0.4%       476     0.5%
                                      --------            -------
OPERATING EXPENSES                      15,038    11.1%    11,362    11.5%
                                      --------            -------
OPERATING INCOME                        15,945    11.8%     5,615     5.7%
INTEREST                                 1,117     0.8%     2,002     2.0%
                                      --------            -------
INCOME BEFORE INCOME TAXES              14,828    11.0%     3,613     3.7%
INCOME TAX PROVISION                     5,608     4.2%     1,409     1.5%
                                      --------            -------
NET INCOME                            $  9,220     6.8%   $ 2,204     2.2%
                                      ========            =======
BASIC EARNINGS PER SHARE              $   0.60            $  0.16
                                      ========            =======
AVERAGE SHARES OUTSTANDING              15,318             13,999
                                      ========            =======
DILUTED EARNINGS PER SHARE            $   0.58            $  0.15
                                      ========            =======
DILUTED AVERAGE SHARES OUTSTANDING      15,982             14,557
                                      ========            =======


                                     5 of 8

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                           QUARTER ENDED      YEAR ENDED       QUARTER ENDED
                                           APRIL 1, 2006   DECEMBER 31, 2005   APRIL 2, 2005
                                           -------------   -----------------   -------------
ACCOUNTS RECEIVABLE, NET                      $ 73,616          $ 68,507          $ 53,020
INVENTORIES, NET                                55,089            43,987            44,738
OTHER CURRENT ASSETS                            17,155            16,703            13,471
PROPERTY, PLANT AND EQUIPMENT, NET              50,667            48,833            47,835
GOODWILL                                        21,441            21,441            21,480
PENSION ASSETS                                  34,696            34,369            30,693
OTHER ASSETS                                     4,480             6,167            18,270
                                              --------          --------          --------
TOTAL ASSETS                                  $257,144          $240,007          $229,507
                                              ========          ========          ========
ACCOUNTS PAYABLE                              $ 35,756          $ 30,943          $ 31,598
SECURED CREDIT AGREEMENT - CURRENT               5,000             5,000            80,795
OTHER CURRENT LIABILITIES                       29,019            36,035            26,092
LONG-TERM DEBT                                  60,140            55,026            11,682
OTHER LONG-TERM LIABILITIES                     22,510            22,704            30,322
SHAREHOLDERS' EQUITY                           104,719            90,299            49,018
                                              --------          --------          --------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY      $257,144          $240,007          $229,507
                                              ========          ========          ========


                                     6 of 8

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (IN THOUSANDS)

                                                          FIRST QUARTER
                                                              ENDED
                                                       ------------------
                                                         2006       2005
                                                       --------   -------
OPERATING ACTIVITIES
   NET INCOME                                          $  9,220   $ 2,204
   ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
      USED IN OPERATING ACTIVITIES
      DEPRECIATION                                        2,174     2,270
      AMORTIZATION                                           71       403
      STOCK-BASED COMPENSATION                            1,505        --
      DEFERRED INCOME TAXES                               2,468       723
   CHANGES IN OPERATING ASSETS AND LIABILITIES
      ACCOUNTS RECEIVABLE                                (5,109)   (4,629)
      INVENTORIES                                       (11,102)   (7,878)
      PREPAID EXPENSES AND OTHER                           (102)      571
      ACCOUNTS PAYABLE                                    4,813     7,385
      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES     (6,940)   (5,781)
      TAX BENEFIT FROM EXERCISE OF STOCK OPTIONS             --       235
      PENSION PLAN CONTRIBUTIONS                           (480)     (315)
      OTHER LONG-TERM ITEMS                                  15       406
                                                       --------   -------
CASH USED IN OPERATING ACTIVITIES                        (3,467)   (4,406)
INVESTING ACTIVITIES
   NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT       (4,008)   (2,144)
   ACQUISITIONS AND RELATED ITEMS                            --       (62)
                                                       --------   -------
CASH USED IN INVESTING ACTIVITIES                        (4,008)   (2,206)
FINANCING ACTIVITIES
   NET BORROWINGS UNDER SECURED CREDIT AGREEMENT          5,200     5,795
   PAYMENTS ON OTHER LONG-TERM BORROWINGS                   (86)     (194)
   PURCHASE AND RETIREMENT OF TREASURY STOCK               (421)       --
   EXERCISE OF STOCK OPTIONS                              1,452     1,071
   TAX BENEFIT FROM EXERCISE OF STOCK OPTIONS             2,558        --
                                                       --------   -------
CASH PROVIDED BY FINANCING ACTIVITIES                     8,703     6,672
                                                       --------   -------
INCREASE IN CASH AND CASH EQUIVALENTS                     1,228        60
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            1,210       683
                                                       --------   -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $  2,438   $   743
                                                       ========   =======


                                     7 of 8

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (IN THOUSANDS)

                                   FIRST QUARTER
                                       ENDED
                                ------------------
                                  2006       2005
                                --------   -------
NET SALES
  CARLON                        $ 64,056   $47,203
  LAMSON HOME PRODUCTS            26,979    23,971
  PVC PIPE                        44,366    27,618
                                --------   -------
                                $135,401   $98,792
                                ========   =======

OPERATING INCOME (LOSS)
  CARLON                        $  7,690   $ 3,624
  LAMSON HOME PRODUCTS             2,568     3,543
  PVC PIPE                         8,952        13
  CORPORATE OFFICE                (3,265)   (1,565)
                                --------   -------
                                $ 15,945   $ 5,615
                                ========   =======

DEPRECIATION AND AMORTIZATION
  CARLON                        $    847   $ 1,269
  LAMSON HOME PRODUCTS               428       462
  PVC PIPE                           970       942
                                --------   -------
                                $  2,245   $ 2,673
                                ========   =======

    TOTAL ASSETS BY BUSINESS SEGMENT AT APRIL 1, 2006, DECEMBER 31, 2005, AND
                                  APRIL 2, 2005

                                          APRIL 1, 2006   DECEMBER 31, 2005   APRIL 2, 2005
                                          -------------   -----------------   -------------
IDENTIFIABLE ASSETS
   CARLON                                    $ 92,969          $ 86,858          $ 81,897
   LAMSON HOME PRODUCTS                        42,069            38,286            35,217
   PVC PIPE                                    66,065            57,985            51,177
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)        56,041            56,878            61,216
                                             --------          --------          --------
                                             $257,144          $240,007          $229,507
                                             ========          ========          ========


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